Exhibit 10.2

APPROVALS		Spec Number
CONTROLLERS
	POLICIES	COPY-REF COPY
CORP DOC CTRL

Date: Feb. 1, 2007

SUBJECT: Employee Commuter Expense Reimbursement Policy

1.	PURPOSE	2
2.	APPROVALS	2
3.	COMMUTER EXPENSE CATEGORIES	2
3.1.	DIRECT COMMUTER TRAVEL EXPENSES	2
3.2.	INDIRECT COMMUTER EXPENSES	2
4.	DIRECT COMMUTER TRAVEL EXPENSE TYPES	2
4.1.1.	SINGLE COMMUTE	2
4.1.2.	MULTI-SEGMENT COMMUTE	2
5.	TAX IMPLICATIONS FOR COMMUTERS	2
5.2.	PAYROLL PROCESSES	3
6.	COMMUTER EXPENSE CALCULATIONS	3
6.1.	SINGLE COMMUTE	3
6.2.	MULTI-SEGMENT COMMUTE	3

APPROVALS		Spec Number
CONTROLLERS
	POLICIES	COPY-REF COPY
CORP DOC CTRL

Date: Feb. 1, 2007

SUBJECT: Employee Commuter Expense Reimbursement Policy
1. Purpose
1.1.	This policy outlines the process by which expenses will be managed and considered for reimbursement for employees who commute to/from LSI Corp. sites. An employee commuter (referred to herein as the “Commuter”) is a regular fulltime employee whose primary place of residence is more than 100 miles from their primary place of business. Primary place of business is defined as the physical location where an employee spends more than 50% of their hours worked. This policy will outline the reimbursement process and procedures.
2. Approvals
2.1.	To initially establish the commute expense reimbursement benefit, approval must be received from the Vice President of Human Resources (HR VP) and Chief Executive Officer (CEO). Approval for Section 16(b) officers to participate in this policy must first be approved by the Compensation Committee.

2.2.	Once established, Direct Commuter Travel Expenses will be reimbursed though the SAP Travel Expense system and Indirect Commuter Travel reimbursements will be managed by the Payroll department.
3. Commuter Expense Categories
3.1.	Direct Commuter Travel Expenses
3.1.1.	Direct Commuter Travel Expenses are defined as the expenses incurred by the Commuter to and from their home location to and from their primary place of business. These expenses include: round trip or one way flights to and from their home city to the LSI office, car rental at the LSI site, airport parking expenses at the commuter’s home location, taxi cab fees to or from the Commuter’s home to the airport or to/from the LSI office to the airport, hotel expenses at the LSI location, and personal meals at the LSI location.
3.2.	Indirect Commuter Expenses
3.2.1.	Indirect Commuter Expenses include: company-paid apartments, any utilities associated with the apartment (e.g., telephone, cable TV, Internet connection, electricity, gas, trash removal, water, association fees, etc.), and company-paid automobile leasing or ownership.
4. Direct Commuter Travel Expense Types
4.1.	Direct Commuter Travel Expenses can be broken into two groups: Single Commute and Multi-Segment Commute. Any other kind of travel is referred to as Normal Business Travel.
4.1.1.	Single Commute is defined as a trip directly from the Commuter’s home location to the LSI location without any other stops (aside from a flight connection) on the way to, from, or during the stay at the LSI site. For example: the Commuter’s home residence is located in Phoenix, Arizona and they depart Phoenix on a Monday to their primary place of business, the Milpitas LSI office. The Commuter stays in Milpitas for 4 days and returns home on Thursday. This trip would be categorized as a Single Commute.

4.1.2.	Multi-Segment Commute is defined as a trip whereby the Commuter travels from their home city to their primary place of business as well as conducts other business travel outside their primary business location during the same trip. The order in which these occur does not matter. For example: the Commuter lives in Phoenix, Arizona and makes a trip to Milpitas, their primary place of business, for 2 days, then leaves Milpitas on a trip to New York on company business. The Commuter then leaves New York and flies directly back home to Phoenix. There would be no difference if the Commuter first went to New York, then went to Milpitas, it would still be considered a Multi-Segment Commute.

4.1.3.	Normal Business Travel would be any trip where the Commuter leaves their home and travels to a non-primary place of business and returns back home. For example: our Commuter who lives in Phoenix travels to Boston for a week then returns back home to Phoenix without any stops at their primary place of business in Milpitas.
5.	Tax Implications for Commuters
5.1.	Direct and Indirect Commuter Travel expenses are a taxable fringe benefit and must be included in the Commuter’s taxable income. Normal Business Travel is non-taxable and is not considered taxable income.

APPROVALS		Spec Number
CONTROLLERS
	POLICIES	COPY-REF COPY
CORP DOC CTRL

Date: Feb. 1, 2007

SUBJECT: Employee Commuter Expense Reimbursement Policy
If approved by the HR EVP and CEO, LSI may choose to pay the tax burden for the Commuter by grossing-up the reimbursed commuting expense.
5.2.	Section 16(b) officers receiving benefits under this policy must also receive Compensation Committee approval to be eligible for tax gross-up treatment for qualifying expenses as defined in this policy.
5.3.	Payroll Processes
5.3.1.	It will be the responsibility of the HR organization to notify the Payroll department of the approval of the applicability of this policy to a new Commuter. HR VP and CEO approval will be required.

5.3.2.	On a quarterly basis, Payroll will track and calculate the Commuter’s Direct and Indirect commuting expenses. These amounts will be added to the Commuter’s taxable income and reflected on their Form W-2 at the end of the calendar year. The amounts will be grossed-up for tax purposes only if previously approved by the HR VP and CEO.
6. Commuter Expense Calculations
6.1.	Single Commute
6.1.1.	Direct Travel Expenses categorized as Single Commute are considered fully taxable, as a fringe benefit, and will be added to the Commuter’s taxable income and reflected on their Form W-2.
6.2.	Multi-Segment Commute
6.2.1.	Direct Travel Expenses categorized as Multi-Segment Commute are considered taxable income and are calculated as follows:
6.2.1.1.	For flight expenses, an average flight cost to/from the Commuter’s location is calculated. This amount is subtracted from the price of the multi-segment flight. The average flight cost is considered to be the taxable fringe benefit amount for that trip. The balance is considered a Normal Business Expense and is non-taxable. For example: a Commuter travels from their home in Phoenix to Milpitas (their primary place of business), to New York, then back to Phoenix. The total ticket cost is $800. The average ticket cost to/from Phoenix to Milpitas is $200. Therefore, the taxable amount for this trip is $200 and this amount is added to the Commuter’s taxable income. The balance of $600 is considered a non-taxable business expense.

6.2.1.2.	For parking or transportation to/from the Commuter’s home airport, 33% of the expense is treated as taxable and 67% is non-taxable. For example the Commuter makes a multi-segment trip as defined above. The cost of parking their personal vehicle at the Phoenix airport is $100. The taxable amount is $33 and this amount is added to the Commuter’s taxable income. The balance of $67 is a non-taxable business expense. This also applies if the Commuter took a taxi to/from their home airport.

6.2.1.3.	The following expenses incurred while in the primary place of business on a multi-segment trip are considered fully taxable and will be added to the Commuter’s taxable income: rental cars, hotels, personal meals, transportation to/from the airport(s) near the primary place of business. For example: the Commuter makes a multi-segment trip through Milpitas, their primary place of business. While in Milpitas they rent a car for 3 days and have a personal lunch. 100% of the meal and car rental are taxable. If the Commuter took a taxi from the San Jose airport to the office, then the cab fare would be fully taxable. Any expenses incurred on the multi-segment trip outside of the Commuter’s primary place of business are non-taxable.
6.3.	Indirect Commuter expenses are considered a fully taxable as a fringe benefit and will be added to the Commuter’s taxable income.

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